UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 26, 2018

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

4141 N. Scottsdale Road, Scottsdale, Arizona  85251

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (623) 300-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

     Emerging growth company   ☐

     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01  OTHER EVENTS

On March 7, 2018, the Board of Directors of Benchmark Electronics, Inc. (the Company) expanded an existing share repurchase program by $250 million.  On October 26, 2018, the Board authorized the repurchase of an additional $100 million of the Company’s common stock. Net of shares repurchased to date, the total remaining authorization outstanding is $262 million.

The repurchases may be made from time to time in the open market, in privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan, at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company’s sole discretion.  The Company intends to pay for shares repurchased with cash from its balance sheet.

A copy of the press release announcing the expansion of the stock repurchase program is attached hereto as Exhibit 99.1

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: October 30, 2018	By: /s/ Roop K. Lakkaraju
Roop K. Lakkaraju
Chief Financial Officer